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                                  CROWE CHIZEK


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference of our report, dated August 1, 1997 on the consolidated financial statements of Perpetual Midwest Financial, Inc. and Subsidiary, which report is incorporated by reference in Form 10K-SB from Perpetual Midwest Financial Inc.'s Annual Report to Shareholders for the year ended June 30, 1997 in Perpetual Midwest Financial, Inc.'s previously filed Registration Statements on Form S-8 (Registration No. 33-92318 and No. 33-92320).




                                                   Crowe, Chizek and Company LLP

South Bend, Indiana
September 22, 1997

CROWE, CHIZEK AND COMPANY LLP
330 EAST JEFFERSON BOULEVARD  POST OFFICE BOX 7
SOUTH BEND, INDIANA 46624  219.232.3992  FAX 219.236.8692

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